Exhibit 99.2

Report of Ernst & Young LLP,
Independent Auditors

To the Board of Directors
and Shareholders
IKON Office Solutions, Inc.

We have audited the accompanying consolidated statements of income, changes in shareholders’ equity and cash flows of IKON Office Solutions, Inc. and subsidiaries for the year ended September 30, 1999. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of IKON Office Solutions, Inc. and subsidiaries for the year ended September 30, 1999, in conformity with accounting principles generally accepted in the United States.

/s/    ERNST & YOUNG LLP

Philadelphia, Pennsylvania
October 25, 1999, except for Note 17,
as to which the date is November 24, 1999 and the fifth
paragraph of Note 4, as to which the date is December 9, 1999